PURCHASE AGREEMENT

BY AND BETWEEN

TGFIN HOLDINGS INCORPORATED

AND

ICELOUNGE MEDIA, INC.

DECEMBER 31, 2012

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), is entered into as of this 31st day of December 2012 (the “Agreement Date”), by TGFIN HOLDINGS INCORPORATED, a Delaware corporation (the “Company”), and ICELounge Media, Inc. a Nevada Corporation (“Seller”).  Company and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Seller owns all of the rights, title and interest in and to the Purchased Assets (as defined below); and

WHEREAS, Seller wishes to sell to Company, and Company wishes to acquire from Seller, all of Seller’s rights, title and interest in and to the Purchased Assets pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE

1.01 Purchase of Assets.   Subject to the terms and conditions set forth herein, Seller hereby agrees to sell, assign, transfer, convey and deliver to Company, and Company hereby agrees to acquire from Seller, all of Seller’s rights, title and interest in and to the assets (the “Purchased Assets”)  set forth on Schedule 1.01 of the schedules attached hereto, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrances”).

1.02 Consideration.   In consideration for the Purchased Assets, the Company shall, issue and deliver to Seller an aggregate number of shares of Common Stock of the Company (the “Units”) equal to forty nine percent (49%) of the total issued and outstanding Common Stock of the Company as of the last trading day prior to the Closing, after giving effect to any stock splits, stock conversions or adjustments required therefrom, and before funding from outside sources.

1.03 Distribution of shares.  The Seller shall direct the Company to transfer the Units to the individuals and/or entities listed in Schedule 1.03 attached hereto, as consideration and in full satisfaction of Company’s obligations to Seller under this Agreement. Seller hereby agrees that, immediately after the closing of this transaction, and after issuance of the Units according to the Schedule 1.03, no single entity or person who is a member, shareholder, director, consultant, or otherwise engaged with the Seller shall have beneficial ownership, whether independently or combined with any other related person or entity, of more than 19.9% of the total issued and outstanding Common Stock of the

Company, and that this transaction will not result in a change of control of the Company. Seller shall appoint one of its current shareholders to serve on the Board of Directors of the Company.

1.04 Selection of development Team. Seller hereby agrees that it will utilize its expertise in selecting and hiring a development team to further develop the Purchased Assets for and on behalf of the Company irrespective of any previous plans held by Seller before the date of this transaction, and to impose the performance provisions listed on Schedule 1.04.  The working relationship between the development team and the Company will be further governed by Consulting and/or Employment agreement(s) to be executed after team selection but no later than 30 days after the date of Closing.

1.05 Non-Compete. The Seller agrees that it shall not, directly or indirectly, whether as an individual on the Seller’s own account, or as a shareholder, partner, member, joint venturer, director, officer, employee, consultant, creditor and/or agent, of any person, firm or organization or otherwise:

(i)

own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity or otherwise engage in any business that is engaged in the Business, as described in Section 1.05(a);

(ii)

employ, or solicit for employment, other than by means of general advertising to the public, any present, former or future employee of the Company; or

(iii)

affirmatively induce, other than by means of general advertising to the public, any person who is a present or future employee, officer, agent, affiliate or customer of the Company during the Term of Employment to terminate his, her or its relationship with the Company.

(a)

The Business. The Business shall be defined as operation or development of a technology business specifically related to any of the projects, social network industries, websites, target audiences or companies, etc. that have been jointly developed, contemplated or planned by the Company.

(b)

Right of First Refusal. The Company shall have the right, but not the obligation, of first refusal in terms of any proposed sale, transfer, or other distribution of any asset Seller develops or has developed (including but not limited to the “Mom’s Corner” and its African American social network) that is associated with or derived from the Purchased Assets (The “ROFR Assets”).

                    i.    ROFR Process. If Seller receives a bona fide offer for the ROFR Assets,

                          it must deliver to the Company, in writing, a copy of the proposed transaction terms and all details therein (the “ROFR Offer”). The Company shall have 14 days to exercise its right to acquire the ROFR Assets at terms that shall be economically no less favorable than those presented in the ROFR Offer. Such notice of acceptance or rejection shall be delivered in writing in accordance with Section 7.04 (Notices).

1.06 Tax Consequences. The Company makes no representations regarding the tax consequences of the transaction. The Seller, its shareholders and any other recipients of the shares as a result of this Agreement should consult its (their) own qualified tax professional for advice regarding the shares they are to receive.

1.07  Accounting Presentation. The company plans to account for acquisition of the Purchased Assets as a purchase of Research and Development Costs, and to expense them. Nevertheless, the company will seek advice from it qualified professionals before making a final determination.

ARTICLE II

CLOSING

2.01 Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at a mutually agreed upon location, on the first business day after the last of the conditions to Closing set forth in Sections 5.05 and 5.06 have been satisfied or waived by the Party or Parties entitled to waive the same or at such other time, date or place, and in such manner, as may be agreed to by the Parties.  The date on which Closing actually occurs is referenced herein as the “Closing Date”.

2.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Company the following:

i. A Bill of Sale in a form mutually agreed to by the Parties, duly executed by Seller, effecting the transfer of the Purchased Assets to Company;

ii. all artifacts and Purchased Assets listed on Schedule 1.01 in format(s) acceptable to the Company;

iii. such other instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Company, as may be reasonably requested by Company; and

(b) At the Closing, Company shall deliver to Seller the following:

i. a shareholder list of TGFIN;

ii. a confirmation of the shareholder totals; and

iii. a reconciliation of the shareholder’s totals to the 49% share to be issued to the individuals/entities listed on Schedule 1.03

iv. instructions to the Company’s TA authorizing the issuance of the 49% shares to be issued to the Seller or Seller’s designees together with any instruments or documents required to effectuate the issuance of the Units.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to the Company that the statements contained in this Article III are true and correct as of the date hereof and as of the Closing Date, except as set forth in the disclosure schedules (the “Disclosure Schedules”) numbered to correspond to the Section in this Article III to which such exception relates.  For purposes of this Article III, “Seller’s knowledge”, “knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of Seller, after reasonable inquiry.

3.01 Organization and Capacity.  Seller is a C corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

3.02 Authority and Enforceability.  The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within Seller’s corporate powers and have been duly authorized by all corporate action on the part of Seller.  This Agreement has been duly and validly executed by Seller and constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity.

3.03 No Conflicts; Consents. The execution, delivery and performance of Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) violate or conflict with the Articles of Organization, or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any material contract or other material instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets.  No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement or the consummation of the transactions contemplated hereby.

3.04 Title to Purchased Assets.   Seller owns and has good, valid and marketable title to the Purchased Assets, free and clear of all Encumbrances.

3.05 Intellectual Property.  For any Intellectual Property included in the Purchased Assets (the “Purchased IP”), Seller owns all of the Purchased IP, free and clear of all Encumbrances.  Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity.  With respect to the Purchased IP, (i) all such Intellectual Property is valid, subsisting and in full force and effect and (ii) Seller has paid all maintenance fees and made all filings required to maintain Seller’s ownership thereof.

To the knowledge of Seller, the Purchased Assets and the Purchased IP do not infringe, violate, dilute or misappropriate the Intellectual Property rights of any person or entity and there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP.  To the knowledge of Seller, no person or entity is infringing, misappropriating, diluting or otherwise violating any of Seller’s rights in and to the Purchased Assets, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

For purposes of this Agreement, the term “Intellectual Property” shall mean any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets, confidential information, know-how, inventions (whether or not patentable and whether or not reduced to practice), processes, procedures, drawings, specifications, designs, plans, proposals, technical data and other confidential and proprietary information; (iv) patents and patent applications; (v) internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing).

3.06 Software.  The Purchased Assets are free of (i) any material defects and material errors and (ii) any disabling codes or instructions and any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access or the unauthorized disruption, impairment, disablement or erasure of such the Purchased Assets (or any part thereof) or data or other software of users.

3.07 Compliance With Laws.  Seller has at all times complied, and is in current compliance, in each case in all material respects, with all applicable federal, state and local laws and regulations applicable to ownership and use of the Purchased Assets.

3.08 Legal Proceedings.  There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened, against Seller (a) relating to or affecting the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.  To the knowledge of Seller, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

3.09 Disclosure.  No representation or warranty made by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or in any certificate or other document provided by Seller to Company in connection with this Agreement and the transactions contemplated hereby contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company hereby represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date, except as set forth in the Disclosure Schedules numbered to correspond to the Section in this Article IV to which such exception relates.  For purposes of this Article IV, “Company’s knowledge”, “knowledge of Company” and any similar phrases shall mean the actual or constructive knowledge of any member, manager or officer of Company, after reasonable inquiry.

4.01 Organization and Authority of Company; Enforceability.  Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The execution, delivery and performance by Company of this Agreement and the consummation by Company of the transactions contemplated hereby are within Company’s corporate powers and have been duly authorized by all requisite action on the part of Company.  This Agreement has been duly and validly executed by Company and constitutes the legal, valid and binding agreement of Company, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity.

4.02 No Conflicts; Consents.  The execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) violate or conflict with organizational documents of Company; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company.  No further consent, approval, waiver or authorization is required to be obtained by Company from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated hereby.

4.03 Legal Proceedings. There is no Action of any nature pending or, to Company’s knowledge, threatened, against or by Company that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

ARTICLE V

COVENANTS

5.01 Public Announcements.  Unless otherwise required by applicable law or any applicable stock exchange requirements, no Party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties (which consent shall not be unreasonably withheld or delayed).

5.02 Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be split equally between Company, on one hand, and Seller Parties, on the other hand.

5.03 Further Assurances.  Following the Closing, each of the Parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further action or actions as the other Parties may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement (including, without limitation, the covenants contained in Section 5.04).

5.04 Conditions to the Obligations Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date:

(a)  the representations and warranties of the Company set forth in Article 4 shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing (except for those representations and warranties that contain materiality qualifications, which shall be true and correct in all respects) as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties;

(b) the Company shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing; and

(c)  the Company shall have delivered (i) each of the documents required to be delivered by the Company under Section 2.02(b) above and (ii) a certificate dated as of the Closing Date, stating that the conditions specified in Sections 5.04(a) and 5.04(b) have been satisfied.

5.05 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date:

(a) the representations and warranties of the Seller set forth in Article 3 shall be true and correct in all material respects as of the date of this Agreement and at and as of the

Closing (except for those representations and warranties that contain materiality qualifications, which shall be true and correct in all respects) as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties;

(b)  the Seller shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

(c) the Seller shall have each delivered the documents required to be delivered thereby under Section 2.02(a) above and the Seller shall have delivered a certificate dated as of the Closing Date, stating that the conditions specified in Sections 5.05(a) and 5.05(b) have been satisfied.

5.06 Satisfaction of Conditions.  Each of the Seller and the Company shall use reasonable best efforts and proceed diligently and in good faith to cause each of the conditions to the Closing to be satisfied as promptly as practicable after the date of this Agreement.

ARTICLE VI

INDEMNIFICATION

6.01 Survival.  All representations and warranties contained herein and all related rights to indemnification shall survive the Closing for a period of eighteen months after the Closing, except that the representations contained in Sections 3.01, 3.02, 3.04 and 4.01 shall survive the Closing indefinitely.  All covenants and agreements contained herein and all related indemnification and related remedies shall survive the Closing in accordance with their respective terms.

6.02 Indemnification by Seller.  Seller shall defend, indemnify and hold harmless Company, its affiliates and their respective stockholders, members, directors, managers, officers, employees, representatives and agents from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document delivered in connection herewith;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document delivered in connection herewith.

6.03 Indemnification by Company.  Company shall defend, indemnify and hold harmless Seller, its affiliates and their respective stockholders, members, directors, managers, officers, employees, representatives and agents from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Company contained in this Agreement or any document delivered in connection herewith;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Company pursuant to this Agreement or any document delivered in connection herewith.

6.04 Limitations on Indemnity. Except for fraud, intentional misrepresentation, wilful breach or wilful misconduct and subject to Section 7.02, neither Seller nor the Company shall be liable for any indemnification claim under Section 6.02 or Section 6.03, as applicable, in an amount exceeding $500,000.

6.05 Indemnification Procedures.  Whenever any claim shall arise for indemnification hereunder, the Party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the Party from whom indemnification is being sought (the “Indemnifying Party”).  In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense.  If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after obtaining the prior consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed), on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations hereunder.  The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed).

6.06 Sole and Exclusive Remedy.   Subject to Section 7.02, the Company and Seller agree that their sole and exclusive remedy with respect to any and all claims (other than fraud, intentional misrepresentation, wilful breach or wilful misconduct) relating to the subject matter of this Agreement shall be a claim for indemnification under Section 6.02 or Section 6.03 (as applicable), in each case subject to the limitations set forth in this Article VI.

ARTICLE VII

MISCELLANEOUS

7.01 Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)  by the mutual written consent of the Seller and the Company; or

(b) by either the Seller or the Company if the Closing has not occurred by the date that is forty-five (45) days following the Agreement Date; provided that neither the Seller nor the Company shall be entitled to terminate this Agreement pursuant to this Section 7.01(b) if such Party’s breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

7.02 Effect of Termination.  In the event of termination of this Agreement in accordance with the above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Article VII which shall survive the termination of this Agreement); provided, however, that unless this Agreement has been terminated pursuant to Section 7.01(a) hereof, termination of this Agreement shall not relieve a breaching party from any liability to the other party hereto arising from or related to its wilful breach of any representations, warranties, covenants or agreements contained herein or any breach of Section 5.06.

7.03 Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

7.04 Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a .pdf attachment (with confirmation of transmission); or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.04):

If to Seller:	To be furnished at closing.
with a copy to:	To be furnished at closing.
If to Company:	To be furnished at closing.
with a copy to:	To be furnished at closing

7.05 Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

7.06 Severability.  If any term or provision of this Agreement is found invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

7.07 Entire Agreement.  This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the Parties with respect to the subject matter hereof and supersede all priors understandings and agreements among the Parties, both written and oral, with respect to such subject matter.

7.08 Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties.

7.09 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by the Parties.

7.10 Waiver.  No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

7.11 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

7.12 Submission to Jurisdiction.   Any legal action, suit, or proceeding arising out of or relating to this Agreement may only be instituted in a state or federal court in the State of New York, and each Party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  Each Party further irrevocably submits to the jurisdiction of any such court in any such action, suit, or proceeding.

7.13 Waiver of Jury Trial.  THE PARTIES HEREBY KNOWINGLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION LITIGATED IN ANY COURT BASED UPON, WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT AND ANY AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

7.14 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ICELOUNGE MEDIA
By: /s/Calvin Wong Name: Calvin Wong Title: President

TGFIN HOLDINGS INC.
By: /s/Scott E. Lybbert Name: Scott E. Lybbert Title: Chairman of the Board

SCHEDULE 1.01

PURCHASED ASSETS

A.

The assets being sold are known internally to Seller as the “CGAGE PLATFORM” (the “Platform”). The software is currently the entire code base that makes up Seller's social networking platform and is currently in use in several commercial sites.

B.

The Purchased Assets include, in whole or in part:

The Platform as it exists at Closing, including earlier versions of the IP Program and versions of the Platform currently under development, including:  all databases and data collections, server and client side web scripts, computer programs, software (including all source code and object code), tools, models, firmware, algorithms and implementations thereof, development tools, flow charts, programmers’ annotations and notes, documentation, product designs and product specifications and documentation, product user manuals, and other work product used to design, plan, organize, maintain, support or develop the Platform, and all copies of the foregoing, irrespective of the media on which it is recorded.

SCHEDULE 1.03

Schedule to be provided at closing.

SCHEDULE 1.04

OPERATIONS AGREEMENT AND VESTING MILESTONES

1.

Seller-imposed Delivery Milestones.  Seller’s consideration is based on its ability to promptly impose delivery of a fully functional and tested product based on the Purchased Assets.  Seller and Company agree that they will mutually define the criteria for acceptance by Company of each Delivery Milestone. The Units issued to the Seller as consideration for the Purchased Assets shall vest and be issued to the Seller, prorated in accordance with the distribution schedule in Schedule 1.03, according to achievement of the following Delivery Milestones:

a.

Active Sports transferred and operational: 20%

b.

Fashion beta site operational and accepted by Company: 20%

c.

Fashion site live and accepted by Company: 20%

d.

10,000 registered users (including fan pages) on Fashion: 20%

e.

$10,000 cumulative revenue from Fashion: 10%

f.

$100,000 cumulative revenue from Fashion: 10%

2.

Funding Milestones.  It is expressly understood that both Company and Seller will use their best efforts and utilize their extensive contact networks to obtain funding for the Company on terms acceptable to the Company’s Board of Directors. The Company and Seller shall agree upon a budget and expenditures prior to each funding round. Funds shall be released from the Company in accordance with such budget, subject to modification by the Company’s Board of Directors.

a.

Initial Round (“bootstrap”) of $50,000 (min) – $100,000 (max) from friends & family at $0.03 per share (adjusted for splits) within 45 days of Closing.

b.

Series “A” Round of $250,000 (min) - $500,000 (max) within 120 days of Closing at a minimum valuation of $3,000,000.

c.

Series “B” Round of $1,000,000 (min) - $3,000,000 (max) at a minimum valuation of $8,000,000, date of delivery to be determined.

3.

Rollback Provisions.

a.

Failure to Meet Vesting Milestones

i.

If Seller Delivery Milestones 1(a), 1(b), 1(c), or 1(d) are not achieved within 120 days after Closing, the Company may, at its option, unwind this Agreement, in accordance with the Unwind Provisions in Section 4 of this Schedule.

b.

Failure to meet Funding Milestones

i.

If Company and Seller fail to deliver Funding Milestones 2(a) or 2(b) within their specified timeline, Seller may, at its option, unwind this Agreement, in accordance with the Unwind Provisions in Section 4 of this Schedule.

4.

Unwind Provisions. If either party is entitled to unwind this agreement, as provided in Section 1 or 2 of this Schedule, the Unwind Process shall be governed as follows:

a.

Notice must be given with 14 days of missing a Milestone.

b.

30 Day Cure. The Company or Seller may elect to cure within 30 days by giving notice of its intent to cure the missed Milestone.

c.

A meeting must be called within 30 days of failure to cure whereby the Parties agree to an equitable unwinding based upon the circumstances and history then in existence.

5.

Share Certificate Delivery. Upon notification of acceptance of each Seller Delivery Milestone, Seller’s shares shall be delivered, in group fashion, to a representative of the Seller according to the following schedule, with share amounts prorated to each individual or entity in accordance with Schedule 1.03:

a.

Tranche 1: Upon completion and acceptance of Seller Delivery Milestone 1(a), 1(b), and 1(c).

b.

Tranche 2: Upon completion and acceptance of Seller Delivery Milestone 1(d).

c.

Tranche 3: Upon completion and acceptance of Seller Delivery Milestone 1(e).

d.

Tranche 4: Upon completion and acceptance of Seller Delivery Milestone 1(f).